                                    EXHIBIT A
                                     to the
                            Shareholder Service Plan

                               RS INVESTMENT TRUST

                         Shares of the following Funds:

            The Asia Fund                       The Contrarian Fund -TM-                 Developing Countries Fund
       Diversified Growth Fund                The Emerging Growth Fund                 Global Low-Priced Stock Fund
    Global Natural Resources Fund                Global Value Fund                         Growth & Income Fund
        Information Age Fund -TM-                International Fund                    International Investors Fund
             50/500 Fund                  Large Capitalization Value Fund                  MicroCap Growth Fund
            Partners Fund                       Value + Growth Fund               Large Capitalization Equity Income Fund
                                                RS Internet Age Fund


          This Plan is adopted by Robertson Stephens Investment Trust with respect to the Classes of shares of the Funds set forth above.

          Witness the due execution hereof this ____ day of _______, 199_.


                                           RS INVESTMENT TRUST


                                           By:
                                              ------------------------